EXHIBIT 10.1

NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement (this “Agreement”), dated as of February 17, 2009, is made by and among Genius Products, Inc., a Delaware corporation (“Genius Inc.”), Genius Products, LLC, a Delaware limited liability company (“Genius LLC” and, collectively with Genius Inc., “Genius”), and each of the other parties whose name appears from time to time on the signature pages hereto (each an “Investor” and collectively, the “Investors”).

WHEREAS, on the terms and subject to the conditions set forth herein, each Investor is willing to purchase from Genius LLC, and the Genius LLC is willing to issue and sell to such Investor, a promissory note in the principal amount set forth opposite such Investor’s name on Annex A hereto;

WHEREAS, on the terms and subject to the conditions set forth herein, each Investor is willing to purchase from Genius Inc., and Genius Inc. is willing to issue and sell to such Investor, a Warrant for the number of shares of Genius Inc.’s Common Stock set forth opposite such Investor’s name on Annex A hereto; and

WHEREAS, the Board of Directors of Genius Inc. has authorized, and the stockholders of Genius Inc. have approved, a 500-for-1 reverse split of the Common Stock (the “Reverse Split”) so that Genius Inc. will have sufficient authorized shares of Common Stock to issue the Warrant Shares upon exercise of the Warrant.  The Reverse Split will be effected immediately upon the filing with the Commission of a definitive Information Statement on Schedule 14C, the mailing to stockholders of Genius Inc. of such Schedule 14C and the expiration of the 20-day waiting period specified by the Commission in Rule 14c-2 under the Exchange Act (the “Reverse Split Procedure”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1.
DEFINITIONS

Article 1.1.     In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Definitions section:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting Genius Inc., any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

EXHIBIT 10.1

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the transactions contemplated under Section 2.1.

“Closing Date” means the date hereof.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of Genius Inc., par value $0.0001 per share, and any securities into which such common stock may hereafter be reclassified.

“Company Counsel” means Reed Smith LLP.

“Disclosure Materials” has the meaning set forth in Section 4.8.

“Evaluation Date” has the meaning set forth in Section 4.19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Intellectual Property Rights” has the meaning set forth in Section 4.16.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of Genius Inc. and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to Genius Inc.’s or Genius LLC’s ability to perform on a timely basis its obligations under any Transaction Document.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Note” has the meaning set forth in Section 2.1.

 “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

EXHIBIT 10.1

“Registration Statement” means a registration statement meeting the requirements set forth in the Warrant Shares Registration Rights Agreement and covering the resale by the Investors of the Common Stock.

“Required Approvals” has the meaning set forth in Section 4.5.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 4.8.

“Securities” means the Notes, the Warrants and the Common Stock issuable upon the exercise of the Warrants.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act, and, for the avoidance of doubt, includes Genius LLC.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction” has the meaning set forth in Section 2.1.

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Warrant Shares Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrant or Warrants” means the warrants, dated February 17, 2009, issued by Genius Inc. to the Investors exercisable for shares of Common Stock in the amounts set forth on Annex A hereto.

“Warrant Shares” means the shares of Common Stock received upon exercise of a Warrant.

EXHIBIT 10.1

“Warrant Shares Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among Genius Inc. and the Investors pursuant to which Genius Inc. will agree to register for resale the Warrant Shares with the Commission.

ARTICLE 2.
PURCHASE AND SALE

Section 2.1     Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing on the Closing Date: (a) Genius LLC shall issue and sell to each of the Investors, and, subject to all of the terms and conditions hereof, each of the Investors severally shall purchase, a promissory note in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on Annex A hereto, (b) each Investor agrees that each of the warrants set forth opposite its name on Annex B hereto are canceled and of no further force or effect, and (c) Genius Inc. shall issue and sell to each of the Investors, and, subject to all of the terms and conditions hereof, each of the Investors severally shall purchase, a Warrant in the form of Exhibit B hereto exercisable for the number of shares of Common Stock set forth opposite the respective Investor’s name on Annex A hereto.  The obligations of the Investors to purchase the Notes and the Warrants are several and not joint.  The transactions contemplated in clauses (a) and (b) of this Section 2.1 are referred to collectively herein as the “Transaction”.

Section 2.2     Closing Deliveries.

(a)     At the Closing, Genius will deliver or cause to be delivered to each Investor the following:

(i)           the Notes described in Section 2.1;

(ii)           the Warrants described in Section 2.1;

(iii)           the Registration Rights Agreement, duly executed by Genius Inc.;

(iv)           the legal opinion of Company Counsel, in agreed form, addressed to the Investors; and,

(v)           evidence from the Secretary of State of Delaware that the Certificate of Designation of Series A Interim Convertible Preferred Stock (the “Series A Preferred Stock”) of Genius Inc. has been amended such that the Series A Preferred Stock will be automatically converted into Common Stock, without notice or delay or any action required on the part of the holders of the Series A Preferred Stock, at the earliest time that Genius Inc. has a sufficient number of authorized and unreserved shares of Common Stock to permit the conversion of all (and not less than all) outstanding shares of Series A Preferred Stock into shares of Common Stock.

(b)     At the Closing, each Investor shall deliver or cause to be delivered to Genius LLC the following:

EXHIBIT 10.1

(i)           the amount set forth for such Investor on Annex A hereto in United States dollars and in immediately available funds, by wire transfer to the following account designated by Genius LLC for such purpose:

Account Name:  Genius Products, LLC
Account No.:  202304853
Bank Name:  Citibank, NA
Bank Address:  Los Angeles, CA
ABA Routing No.:  322271724; and

(ii)           the Registration Rights Agreement, duly executed by such Investor.

Section 2.3     Supplemental Action. If, at any time after the Closing Date, the Investors or Genius shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Article 2, the Investors or Genius, as the case may be, shall execute and deliver any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts to carry out the provisions of this Article 2.

Section 2.4     Subsequent Closings.  Additional investors may become Investors under this agreement by executing the signature page hereto and shall have all of the rights and obligations of an Investor hereunder; provided, however, that (i) upon the ascension of any additional investors as Investors under this agreement, Section 2.1 shall only apply to such additional investors, (ii) the representations of Genius in Sections 4.7 shall only be accurate as of the Closing Date; and (iii) no subsequent closings shall occur under this Agreement after June 30, 2009.  Genius may amend Annex A and Annex B hereto to reflect information relating to such additional investors. The maximum aggregate principal amount of Notes that may be issued under this Agreement is $9.5 million and the maximum number of Warrant Shares underlying Warrants that may be issued under this Agreement is 1,984,587,356 (subject to adjustment for stock splits, stock dividends, stock combinations and similar transactions occurring after the date hereof) (the “Total Warrant Shares”).  The ratio of Warrant Shares to principal amount of Notes issued at subsequent closings shall be no higher than the ratio of Warrant Shares to principal amount of Notes issued on the Closing Date (excluding from the calculation of the number of Warrant Shares in each instance the number of shares of Common Stock underlying warrants listed on Annex B and cancelled on the Closing Date or at subsequent closings).

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

The following representations and warranties are made severally and not jointly by each of the Investors, for itself and no other Investor, to Genius:

 Section 3.1     Authorization, Validity and Effect of Agreements. Such Investor has the requisite power and authority to execute and deliver this Agreement and to consummate the Transaction.  This Agreement constitutes the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights or by other equitable principles of general application.

EXHIBIT 10.1

Section 3.2     Litigation.  There are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which such Investor, in its capacity as an Investor, is a party or by which any of their properties or assets are bound or likely to be affected and (ii) no actions, suits or proceedings pending against such Investor, in its capacity as an Investor, or to which any of its properties or assets are subject or, to the knowledge of such Investor, threatened against such Investor, in its capacity as an Investor, or to which any of its properties or assets are subject, at law or in equity, that in each such case could, individually or in the aggregate, have a Material Adverse Effect.

Section 3.3     No Violation. The execution, delivery and performance by such Investor of this Agreement and the consummation of the Transaction does not and will not (i) contravene or conflict with or constitute a violation of any provision of any law, judgment, injunction, order or decree binding upon or applicable to the Investor; (ii) require the consent or other action of any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Investor or to a loss of any benefit to which the Investor is entitled under any provision of any material agreement or other instrument binding upon the Investor; or (iii) result in the creation or imposition of any material lien on any asset of the Investor, except in each case, such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

Section 3.4      Investment Representations.

(a)     Each Investor understands that the Securities issued pursuant to Section 2 of this Agreement have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto. Each Investor is acquiring the Securities for his/her/its own account, not as a nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Warrant Shares Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.

(b)     Each Investor understands that the Securities issued pursuant to this Agreement will be “restricted securities” under the federal securities laws, inasmuch as the Securities are being acquired from Genius in a transaction not involving a public offering and that under such laws such Securities may not be resold without registration under the Securities Act or an exemption therefrom. Each of the Securities issued pursuant to this Agreement will be endorsed with a legend to such effect. Each Investor has been informed and understands that (i) there are substantial restrictions on the transferability of the, and (ii) no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement, of the Securities.

EXHIBIT 10.1

(c)     Each Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Genius and acknowledges that such Investor can protect his/her/its own interests.  Each Investor has such knowledge and experience in financial and business matters so that such Investor is capable of evaluating the merits and risks of his/her/its investment in Genius.

(d)     Each Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(e)     Each Investor understands that all books, records, and documents of Genius relating to this investment have been and remain available for inspection by such Investor upon reasonable notice. Each Investor confirms that all documents requested have been made available, and that such Investor has been supplied with all of the information concerning this investment that has been requested. Each Investor confirms that he/she/it has obtained sufficient information, in his/her/its judgment or that of his/her/its’ independent purchaser representative, if any, to evaluate the merits and risks of this investment. Each Investor confirms that he/she/it has had the opportunity to obtain such independent legal and tax advice and financial planning services as such Investor has deemed appropriate prior to making a decision to subscribe for the Securities. In making a decision to purchase the Securities, each Investor has relied exclusively upon his/her/its’ experience and judgment, or that of his/her/its’ purchaser representative, if any, upon such independent investigations as he/she/it, or they, deemed appropriate, and upon information provided by Genius in writing or found in the books, records, or documents of Genius.

(f)     Each Investor is aware that an investment in the Securities is speculative and subject to substantial risks. Each Investor is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of a complete loss, the lack of a sustained and orderly public market, and limited transferability of the Securities, which may make the liquidation of this investment impossible for the indefinite future.

(g)     The offer to sell the Securities was directly communicated to each Investor by such a manner that such Investor, or his/her/its purchaser representative, if any, was able to ask questions of and receive answers from Genius or a person acting on its behalf concerning the terms and conditions of this Transaction. At no time, except in connection and concurrently with such communicated offer, was such Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general advertising.

(h)     None of the following information has ever been represented, guaranteed, or warranted to the undersigned, expressly or by implication by any broker, Genius, or agent or employee of the foregoing, or by any other person:

(i)           The approximate or exact length of time prior to maturity that the undersigned will be required to remain as a holder of the Securities;

EXHIBIT 10.1

(ii)          The amount of consideration, profit, or loss to be realized, if any, as a result of an investment in Genius; or

(iii)         That the past performance or experience of Genius, its officers, directors, associates, agents, affiliates, or employees or any other person will in any way indicate or predict economic results in connection with the plan of operations of Genius or the return on the investment.

(i)     No Investor has distributed any information relating to this investment to anyone other than his/her/its’ purchaser representative, if any, and such Investor’s legal and investment advisers and no other person except such personal representative, advisers and such Investor has used this information.

(j)     Each Investor hereby agrees to indemnify Genius and its affiliates and to hold them harmless from and against any and all liability, damage, cost, or expense, including their respective reasonable attorneys’ fees and costs for a period of four (4) years from the Closing Date, incurred on account of or arising out of:

(i)           Any material inaccuracy in the declarations, representations, and warranties hereinabove set forth; and

(ii)           The disposition of the Securities or any part thereof by such Investor, contrary to the foregoing declarations, representations, and warranties.

(k)     Each Investor acknowledges that no market exists or is expected to develop for the Notes or the Warrants.

Section 3.5     Short Sales and Confidentiality Prior To the Date Hereof.  Other than the Transaction, such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, executed any disposition, including short sales (but not including the location and/or reservation of borrowable shares of Common Stock), in the Securities during the period commencing from the time that such Investor first received a term sheet from Genius or any other Person setting forth the material terms of the Transaction until the date hereof (“Discussion Time”).  Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement and to its legal and investment advisers, such Investor has maintained the confidentiality of all disclosures made to it in connection with the Transaction (including the existence and terms of the Transaction).

EXHIBIT 10.1

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF GENIUS

Each of Genius Inc. and Genius LLC hereby makes the following representations and warranties to each Investor:

Section 4.1     Subsidiaries. Genius Inc. has no direct or indirect Subsidiaries other than Genius LLC and as otherwise specifically disclosed in the SEC Reports.  Except as otherwise disclosed in the SEC Reports, Genius Inc. owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or other equity interests of each Subsidiary are validly issued, fully paid and non-assessable.

Section 4.2     Organization and Qualification. Genius Inc. and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Except as disclosed in Schedule 4.2, neither Genius Inc. nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Genius Inc. and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

Section 4.3     Authorization; Enforcement. Each of Genius Inc. and Genius LLC has the requisite corporate or limited liability company power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  Except for the Required Approvals, the execution and delivery of each of the Transaction Documents by Genius and the consummation by each of them of the transactions contemplated thereby have been duly authorized by all necessary action on the part of each of Genius Inc. and Genius LLC and no further action is required by them in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by each of Genius Inc. and Genius LLC and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Genius enforceable against them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 4.4     No Conflicts. The execution, delivery and performance of the Transaction Documents by each of Genius Inc. and Genius LLC and the consummation by them of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of Genius Inc.’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt of Genius Inc. or Genius LLC or otherwise) or other understanding to which Genius Inc. or any Subsidiary is a party or by which any property or asset of Genius Inc. or any Subsidiary is bound or affected, or (iii) subject to the filing contemplated by Section 4.5(iii), result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Genius Inc. or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of Genius Inc. or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

EXHIBIT 10.1

Section 4.5     Filings, Consents and Approvals.  Genius Inc. and Genius LLC are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by either of them of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Warrant Shares Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) applications to the Trading Market for the listing of the Common Stock for trading thereon and (v) filings required by Section 5.4 hereof and, (vi) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

Section 4.6     Issuance of the Securities.  The Securities have been duly authorized (other than the Warrant Shares which will be duly authorized upon consummation of the Reverse Split) and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents.  Upon consummation of the Reverse Split, Genius Inc. will have reserved from its duly authorized capital stock the shares of Common Stock issuable upon exercise of the Warrant.

Section 4.7     Capitalization.  Schedule 4.7 discloses the number of shares and type of all authorized, issued and outstanding capital stock of Genius Inc. and all shares of Common Stock reserved for issuance under Genius Inc.’s option and incentive plans and arrangements and provides the vesting conditions for the grant of options to management to purchase up to 1,014,136,410 shares of Common Stock or the grant of the same number of shares of restricted stock (in either case prior to any Reverse Split), subject to customary adjustments.  Schedule 4.7 discloses the post-Closing capitalization of Genius Inc., giving effect to the options to management to purchase up to 1,014,136,410 shares of Common Stock or the grant of the same number of shares of restricted stock.  Except as disclosed in Schedule 4.7, no securities of Genius Inc. are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as disclosed in Schedule 4.7 and in connection with Genius Inc.’s agreements under the Transaction, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which Genius Inc. or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  Except as contemplated under the Transaction, the issue and sale of the Securities will not, immediately or with the passage of time, obligate Genius Inc. to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Common Stock to adjust the exercise, conversion, exchange or reset price under such securities.

EXHIBIT 10.1

Section 4.8     SEC Reports; Financial Statements.  Except as disclosed in Schedule 4.8, Genius Inc. has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as Genius Inc. was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Transaction Documents and the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  Except as disclosed in Schedule 4.8, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except as disclosed in Schedule 4.8, the financial statements of Genius Inc. included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Except as disclosed in Schedule 4.8, such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Genius Inc. and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 4.9     Press Releases. The press releases disseminated by Genius Inc. during the twelve months preceding the date of this Agreement taken do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

Section 4.10    Material Changes. Except as disclosed on Schedule 4.10, since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) except in connection with the Transaction, Genius has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Genius Inc.’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) Genius Inc. has not altered its method of accounting (except as may be required by GAAP) or the identity of its auditors, (iv) Genius Inc. has not declared or made any dividend or distribution of cash or other property to its stockholders or, except in connection with the Transaction, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Genius Inc. has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing stock option or incentive plans or arrangements specifically approved by the Board of Directors of Genius Inc.  Genius Inc. does not have pending before the Commission any request for confidential treatment of information.  Except for the transactions contemplated by this Agreement or as disclosed on Schedule 4.10, no event, liability or development has occurred or exists with respect to Genius or its Subsidiaries or their respective business, properties, operations or financial condition that would be required to be disclosed by Genius under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

EXHIBIT 10.1

Section 4.11    Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither Genius Inc. nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports.  There has not been, and to the knowledge of Genius Inc., there is not pending any investigation by the Commission involving Genius Inc. or any current or former director or officer of Genius Inc. (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Genius Inc. or any Subsidiary under the Exchange Act or the Securities Act.

Section 4.12    Labor Relations. Except as disclosed on Schedule 4.12, no material labor dispute exists or, to the knowledge of Genius, is imminent with respect to any of the employees of Genius Inc. or any Subsidiary.

Section 4.13    Compliance. Except as disclosed in Schedule 4.13, neither Genius Inc. nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Genius Inc. or any Subsidiary under), nor has Genius Inc. or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 4.13, Genius Inc. is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

EXHIBIT 10.1

Section 4.14    Regulatory Permits. Genius Inc. and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither Genius Inc. nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

Section 4.15    Title to Assets. No real property is owned by Genius.  Genius Inc. and the Subsidiaries have good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Genius Inc. and the Subsidiaries. Any real property and facilities held under lease by Genius Inc. and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which Genius Inc. and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

Section 4.16    Patents and Trademarks.

(a)     Genius Inc. or its Subsidiaries own or have valid rights to use all patent, copyright, trade secret, trademark or other proprietary rights that are used in the business of Genius and are material to Genius and its Subsidiaries taken as a whole (collectively, “Intellectual Property”), except where the failure to own or have such rights would not reasonably be expected to result in a Material Adverse Effect.

(b)     All material licenses or other material agreements under which (i) Genius Inc. or any Subsidiary is granted rights in Intellectual Property and (ii) Genius Inc. or any Subsidiary has granted rights to others in Intellectual Property owned or licensed by Genius or any Subsidiary, are in full force and effect and there is no material default by Genius or any Subsidiary thereto, except where the failure to be in full force and effect or such default would not reasonably be expected to result in a Material Adverse Effect.

(c)     No proceedings have been instituted or are pending which challenge in a material manner the rights of Genius Inc. or any Subsidiary in respect to Genius Inc. or any Subsidiary’s right to the use of the Intellectual Property.  Genius Inc. and each Subsidiary has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted.

(d)     To the knowledge of Genius, the present business, activities and products of Genius Inc. and each Subsidiary do not infringe any intellectual property of any other person, except where such infringement would not have a Material Adverse Effect.  No material proceeding charging Genius Inc. or any Subsidiary with infringement of any adversely held Intellectual Property has been filed.  Genius has not received notice of or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of Genius Inc. or any Subsidiary, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.  To Genius’s knowledge, there exists no third party unexpired patent or patent application which includes claims that would be infringed by, or otherwise have a Material Adverse Effect on Genius.  To the knowledge of Genius, Genius is not making unauthorized use of any material confidential information or trade secrets of any third party.  To Genius’ knowledge, the activities of Genius Inc. or any Subsidiary or any employee on behalf of Genius Inc. or any Subsidiary do not violate any material agreements or arrangements known to Genius which any such employees have with other persons, if any.

EXHIBIT 10.1

Section 4.17    Insurance. Genius Inc. and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Genius Inc. and the Subsidiaries are engaged.  Genius Inc. has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for Genius Inc.’s and such Subsidiaries’ respective lines of business.

Section 4.18    Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of Genius Inc. and, to the knowledge of Genius Inc., none of the employees of Genius Inc. is presently a party to any transaction with Genius Inc. or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Genius Inc., any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of Genius Inc. and (iii) for other employee benefits, including stock option agreements under any stock option plan of Genius Inc.

Section 4.19    Internal Accounting Controls. Genius Inc. and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Genius Inc. has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Genius Inc. and designed such disclosure controls and procedures to ensure that material information relating to Genius Inc., including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which Genius Inc.’s Form 10-K or 10-Q, as the case may be, is being prepared.  Genius Inc.’s certifying officers have evaluated the effectiveness of Genius Inc.’s disclosure controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for Genius Inc.’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”).  Genius Inc. presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Except as disclosed in Schedule 4.19, since the Evaluation Date, there have been no significant changes in Genius Inc.’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) or, to Genius’s knowledge, in other factors that could significantly affect Genius’s internal controls.  Except as disclosed in Schedule 4.19, during the past 12 months prior to the date hereof neither Genius Inc. nor any Subsidiary has received any notice of correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of either Genius Inc. or any Subsidiary.

EXHIBIT 10.1

Section 4.20    Solvency. Based on the financial condition of Genius Inc. and the Subsidiaries taken as a whole and the on the financial condition of Genius LLC on its own, as of the Closing Date (and assuming that the Transaction and other transactions contemplated by Genius Inc. and Genius LLC shall have occurred), each of Genius Inc. and Genius LLC hereby represent with respect to itself that (i) such entity’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of such entity's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) such entity’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by such entity, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of such entity, together with the proceeds such entity would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  Each of Genius Inc. and Genius LLC does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

Section 4.21    Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by Genius to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

Section 4.22    Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.4, no registration under the Securities Act is required for the offer and sale of the Securities by either Genius Inc. or Genius LLC to the Investors under the Transaction Documents.  Genius Inc. is eligible to register the resale of its Common Stock for resale by the Investors under Form S-1 promulgated under the Securities Act.  Except as disclosed in Schedule 4.22, Genius Inc. has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any of its securities registered with the Commission or any other governmental authority that have not been satisfied; provided, that the Investors acknowledge that Genius Inc. has granted registration rights to all Investors in connection with the Transaction.

EXHIBIT 10.1

Section 4.23    Listing and Maintenance Requirements. Except as specified in the SEC Reports or as disclosed in Schedule 4.23, Genius Inc. has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that Genius Inc. is not in compliance with the listing or maintenance requirements thereof.  Except as disclosed on Schedule 4.23, Genius Inc. is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted.  The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the stockholders of Genius Inc. thereunder is required for Genius to issue and deliver to the Investors the Securities contemplated by Transaction Documents.

Section 4.24    Investment Company. Genius Inc. is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.25    Use of Proceeds.  Genius intends to use all of the proceeds of the sale of the Notes and Warrants to repurchase a portion of a $20,000,000 promissory note issued by Genius LLC in favor of The Weinstein Company Holdings LLC and now held by GNPR Investments LLC.

Section 4.26    Application of Takeover Protections. Genius Inc. has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Genius Inc.’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and Genius Inc. fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation each of Genius Inc. and Genius LLC’s issuance of the Securities and the Investors’ ownership of the Securities.

Section 4.27    No Additional Agreements. Genius does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

Section 4.28    Disclosure.  The Disclosure Materials, taken as a whole, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 4.29    No Integrated Offering.  Assuming the accuracy of the Investors' representations and warranties set forth in this Agreement, neither Genius, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by Genius for purposes of the Securities Act and would therefore require registration of the offer or sale of the Securities under the Securities Act or any applicable shareholder approval provisions of any Trading Market on which any of the securities of Genius are listed or designated.

EXHIBIT 10.1

Section 4.30    Acknowledgement Regarding Investors’ Purchase of Securities.  Genius acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  Genius further acknowledges that no Investor is acting as a financial advisor or fiduciary of Genius (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investors’ purchase of the Securities.

Section 4.31    Non-Public Information.  Genius represents and warrants that neither it nor any other person acting on its behalf has provided any Investor or its agents or counsel with any information that Genius believes constitutes material non-public information except for (i) information relating to the Transaction and the Transaction Documents, (ii) information covered by a written agreement regarding the confidentiality and use of such information, or (iii) information disclosed on Schedule 4.31.

Section 4.32    Tax Matters. Genius (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of Genius and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to have a Material Adverse Effect.

Section 4.33    No General Solicitation or General Advertising.  Neither Genius nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities.

Section 4.34    Shell Company Status. Genius Inc. is not an issuer identified in Rule 144(i)(1).

ARTICLE 5.

OTHER AGREEMENTS OF THE PARTIES

Section 5.1      (a)      Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Securities other than pursuant to an effective registration statement, pursuant to Rule 144, to Genius, to an Affiliate of an Investor, to an entity that shares a common discretionary investment adviser with such Investor or in connection with a pledge as contemplated in Section 5.1(b), Genius may require (x) the transferor thereof to provide to Genius an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to Genius, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act and (y) any transferee to agree in writing to be bound by the terms of this Agreement.

EXHIBIT 10.1

(b)     Certificates evidencing the Securities will contain the following legend substantially in the form following, until such time as they are not required under Section 5.1(c):

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

Genius acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of Genius and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.  At the appropriate Investor’s expense, Genius will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

EXHIBIT 10.1

(c)     Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 5.1(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such Security is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144, or (iv) except relating to state securities laws, if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  Genius shall cause its counsel to issue a legal opinion to Genius’s transfer agent promptly after the Effective Date if required by Genius Inc.’s transfer agent to effect the removal of the legend hereunder.  If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends.  Genius may not make any notation on its records or give instructions to any transfer agent of Genius that enlarge the restrictions on transfer set forth in this Section.  Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of Genius to the Investors by crediting the account of the Investor’s prime broker with the Depository Trust Company System.

(d)     Each Investor, severally and not jointly with the other Investors, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon Genius’s reliance that the Investor will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom..

Section 5.2     Furnishing of Information.  As long as any Investor owns the Securities, Genius Inc. covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Genius Inc. after the date hereof pursuant to the Exchange Act.  As long as any Investor owns Securities, if Genius Inc. is not required to file reports pursuant to such laws, Genius will (i) prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144, and (ii) provide audited annual financial statements to such Investor. Genius Inc. further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 5.3     Integration.  Genius shall not, and shall use its best efforts to ensure that no Affiliate of Genius shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investors.

EXHIBIT 10.1

Section 5.4      Securities Laws Disclosure; Publicity.  Not later than 9:00 a.m. (New York time) on the Trading Day following the Closing Date, Genius Inc. shall issue a press release disclosing the material terms of the transactions contemplated hereby and the execution of this Agreement, and the Closing.  On or before 9:00 a.m., New York City time, on the fourth Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing (i) the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement and the Warrant Shares Registration Rights Agreement)) and (ii) the terms of the documents entered into in connection with the Quadrant Transaction (as defined on Schedule 4.10 to this Agreement), including the Purchase Agreement, the Amended TWC Distribution Agreement, the Exchange Agreement, the TWC Note, the TWC Warrants, the Credit Agreement Amendment, the Stockholders Rights Agreement and the Registration Rights Agreement (each as defined on Schedule 4.10 to this Agreement).  In addition, Genius Inc. will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed.  Notwithstanding the foregoing, neither Genius nor any of its Subsidiaries shall publicly disclose the name of any Investor or any Affiliate or investment adviser of any Investor, or include the name of any Investor or any Affiliate or investment adviser of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

Section 5.5     Non-Public Information.  Except as disclosed on Schedule 5.15, Genius covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that Genius believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.  Genius understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in the Securities.

Section 5.6      Listing of Securities.  Genius Inc. agrees that (i) if it applies to have the Common Stock traded on any other Trading Market, it will include in such application the Warrant Shares, and will take such other action as is necessary or desirable to cause the Warrant Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with Genius Inc.’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

Section 5.7     Completion of Reverse Split.  Genius Inc. represents and warrant to each Investor that its Board of Directors has authorized, and its stockholders have duly approved, the Reverse Split.  Genius Inc. agrees to use its best efforts to diligently and promptly complete the Reverse Split Procedure following the Closing.

Section 5.8     Form D and Blue Sky. Genius agrees to timely file a Form D with respect to the Securities as required under Regulation D.  Genius, on or before the Closing Date, shall take such action as Genius shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). Genius shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

EXHIBIT 10.1

Section 5.9     Cancellation of Warrants.  Each of the Investors listed on Annex B hereto, hereby separately and not jointly, cancels, forfeits and surrenders each of the warrants set forth opposite its name on Annex B and further agrees that such warrant shall have no further force or effect.

Section 5.10    No Dilution Upon Subsequent Closing.

(a)     If, during the period beginning on the date of the mandatory exercise of the Warrants and ending at the close of business on June 30, 2009, Genius Inc. and Genius LLC shall, at any time and from time to time, participate in a subsequent closing in accordance with Section 2.4 hereof whereby Genius LLC issues additional Notes and Genius Inc. issues additional shares of common stock (the “Additional Shares of Common Stock”), then and in such event, Genius Inc. shall issue to each Investor a number of shares of Common Stock equal to the product of (i) the quotient of the aggregate number of Warrant Shares held by such Investor immediately prior to the issuance of Additional Shares of Common Stock divided by the aggregate number of issued and outstanding shares of Common Stock immediately prior to the issuance of such Additional Shares of Common Stock and (ii) the aggregate number of such Additional Shares of Common Stock.  No issuance of Common Stock to the Investors shall be made pursuant to this Section 5.10(a) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents (as defined below), if any such issuance of Common Stock to the Investors shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefore) pursuant to Section 5.10(b).

(b)     If, during the period beginning on the date of the mandatory exercise of the Warrants and ending at the close of business on June 30, 2009, Genius Inc. and Genius LLC shall, at any time and from time to time, participate in a subsequent closing in accordance with Section 2.4 hereof whereby Genius LLC issues additional Notes and Genius Inc. issues any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold (collectively, the “Common Stock Equivalents”), then Genius Inc. shall issue shares of Common Stock to the Investors pursuant to Section 5.10(a) above assuming that all Additional Shares of Common Stock have been issued pursuant to the Convertible Securities or Common Stock Equivalents.

(c)     If, during the period beginning on the date of the mandatory exercise of the Warrants and ending at the close of business on June 30, 2009, Genius Inc. issues Additional Management Shares to the Company’s directors, officers, employees or consultants pursuant to an employee benefit plan or similar arrangement (which shall in any event exclude shares issued to such individuals as a dividend or distribution or stock split or combination in which all holders of Common Stock participate) (the “Management Retention Shares”), then and in such event, Genius Inc. shall issue to each Investor a number of shares of Common Stock equal to the product of (i) the quotient of the aggregate number of Warrant Shares held by such Investor immediately prior to the issuance of Additional Management Shares divided by the aggregate number of issued and outstanding shares of Common Stock immediately prior to the issuance of such Additional Management Shares and (ii) the aggregate number of such Additional Management Shares.  For purposes of this Section 5.10(c), “Additional Management Shares” shall mean all shares of Common Stock issued or issuable by Genius Inc. pursuant to (i) restricted stock grants, (ii) the exercise of rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock, or (iii) the conversion or exchange of equity securities of the Company, but shall exclude the options to purchase or grants of restricted stock in the amount of 1,014,136,410 shares of Common Stock contemplated by Section 4.7 (and Schedule 4.7) of this Agreement.

EXHIBIT 10.1

Section 5.11     Preemptive Rights.  For so long as any Note remains outstanding, Genius Inc. offers to sell equity securities or securities exercisable for or convertible into equity securities to any third-party, it must offer to sell to each of the Investors an amount of such securities sufficient to enable such Investor to maintain its pre-offering percentage of ownership of Genius Inc. (calculated assuming the full conversion or exercise of any securities held by such Investor) after giving effect to the sale to the third party (assuming the exercise or conversion of any such securities).  The offer to each Investor must be on the same terms as the most favorable offer to any purchasing third-party.  Each Investor shall have not less than 10 business days notice before being required to either purchase such securities or forfeit its rights pursuant to this Section.  Each Investor shall have the right, in its sole discretion, to elect to purchase less than the full allotment of securities such Investor would be entitled to purchase pursuant to this Section.

ARTICLE 6
INDEMNIFICATION

Section 6.1     Indemnification.  In addition to any other indemnity provided in the Transaction Documents, Genius will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees, advisers, affiliates  and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to (i) any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by Genius in any Transaction Document and (ii) any action instituted against an Investor Party in any capacity, or any of them or their respective affiliates, by any stockholder of Genius Inc. who is not an affiliate of such Investor Party, with respect to any of the transactions contemplated by this Agreement.  In addition to the indemnity contained herein, Genius will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

EXHIBIT 10.1

Section 6.2     Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 6.1, such Indemnified Person shall promptly notify Genius in writing and Genius shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify Genius shall not relieve Genius of its obligations hereunder except to the extent that Genius is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) Genius and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) Genius shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, however, that in each such case Genius shall not be responsible for the reasonable fees and expenses of more than one such counsel plus local counsel. Genius shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, Genius shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

ARTICLE 7
MISCELLANEOUS

Section 7.1     Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents; provided, however, that at Closing Genius shall pay legal fees of Greenberg Traurig LLP, counsel on behalf of certain Investors, up to a maximum of $20,000.  Genius shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

Section 7.2     Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

EXHIBIT 10.1

Section 7.3     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (EST) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (EST) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to Genius :	Genius Products, Inc.
3301 Exposition Blvd., Suite 100
Santa Monica, CA 90404
Facsimile: (310) 401-2865
Attention: Chief Executive Officer

With a copy to:	Reed Smith LLP
355 South Grand Avenue, Suite 2900
Los Angeles, CA 90071
Facsimile: (213) 457-8080
Attention: Allen Z. Sussman, Esq.

If to an Investor:	To the address set forth under such Investor’s name
on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 7.4     Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by Genius and the Investors holding Notes representing more than 50% of the aggregate principal amount of the Notes held by Investors as of such date.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Securities.

Section 7.5     Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

EXHIBIT 10.1

Section 7.6     Successors and Assigns; No Third-Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.  This Agreement may not be assigned by Genius without the prior written consent of the Investors.

Section 7.7     Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

Section 7.8     Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

Section 7.9     Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

EXHIBIT 10.1

Section 7.10    Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 7.11    Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and Genius does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to Genius, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 7.12    Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, Genius Inc. or Genius LLC, as appropriate, shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to them of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.  If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, Genius Inc. or Genius LLC, as appropriate, may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 7.13    Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and Genius will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 7.14    Payment Set Aside.  To the extent that Genius Inc. or Genius LLC, as appropriate, makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to Genius Inc. or Genius LLC, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

EXHIBIT 10.1

Section 7.15     Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  Each of Genius Inc. and Genius LLC acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

Section 7.16    Limitation of Liability.  Notwithstanding anything herein to the contrary, each of Genius Inc. and Genius LLC acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any Investor, shareholder or holder of shares of beneficial interest of such an Investor shall be personally liable for any liabilities of such Investor.

[Signature page to follow]

EXHIBIT 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GENIUS PRODUCTS, INC.

            /s/ Trevor Drinkwater
Name:     Trevor Drinkwater
Title:     Chief Executive Officer

GENIUS PRODUCTS, LLC

By:           Genius Products, Inc., Managing Member

            /s/ Trevor Drinkwater
Name:    Trevor Drinkwater
Title:     Chief Executive Officer

EXHIBIT 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

By: /s/ George Bolton Name: George Bolton Title: ADDRESS FOR NOTICE c/o: Street: 2440 Pacific Ave City/State/Zip: San Francisco, CA 94115 Attention: George Bolton Tel: Fax: Email:

EXHIBIT 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

J. CAIRD PARTNERS, L.P.
By: Wellington Management Company, LLP,
as investment adviser

By: /s/ Steven Hoffman
Name: Steven Hoffman
Title: Vice President and Counsel

ADDRESS FOR NOTICE

c/o: Wellington Management Company, LLP

Street: 75 State Street

City/State/Zip: Boston MA, 02109

Attention: Legal Services – Steven M. Hoffman

Tel: (617) 790-7429

Fax: (617) 289-5699

Email: seclaw@wellington.com

EXHIBIT 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

J. CAIRD INVESTORS (BERMUDA), L.P.
By: Wellington Management Company, LLP,
as investment adviser

By: /s/ Steven Hoffman
Name: Steven Hoffman
Title: Vice President and Counsel

ADDRESS FOR NOTICE

c/o: Wellington Management Company, LLP

Street: 75 State Street

City/State/Zip: Boston MA, 02109

Attention: Legal Services – Steven M. Hoffman

Tel: (617) 790-7429

Fax: (617) 289-5699

Email: seclaw@wellington.com

EXHIBIT 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

JANUS INVESTMENT FUND
On Behalf of its Participating Series

By: /s/ William Bales
Name: William Bales
Title: Portfolio Manager

ADDRESS FOR NOTICE

c/o: Janus Capital Management LLC

Street: 151 Detroit Street

City/State/Zip: Denver, CO 80206

Attention: Angela Morton

Tel: (303) 336-4358

Fax: (303) 316-5728

Email: angela.morton@janus.com

32